Amendment No. 1 dated as of July 10, 2006 to Asset Purchase Agreement dated May 25, 2005 (the “Purchase Agreement”) between Sea Change Group, LLC, a New York limited liability company (“Seller”), and Innopump, Inc., a Nevada corporation (“Buyer”).

RECITALS

Buyer and Seller, having entered into the Purchase Agreement, now wish to amend the Purchase Agreement by deleting therefrom one of its provisions.

NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.	Amendment. Section 3.1.2 is hereby deleted from the Purchase Agreement.

2.	Effect of Amendment. Except as amended hereby, the Purchase Agreement shall remain unmodified and in full force and effect, and is ratified and confirmed in all respects.

3.
Entire Agreement. This Amendment together with the Purchase Agreement constitute the full and entire understanding and agreement between Seller and Buyer with regard to the subjects set forth in the Purchase Agreement.

4.	Headings. The headings contained in this Amendment are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SEA CHANGE GROUP, LLC	INNOPUMP, INC.

By:	By:
Name:	Name:
Title:	Title: